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                                                                    EXHIBIT 5.2


                     JEFFER, MANGELS, BUTLER & MARMARO LLP
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                ATTORNEYS AT LAW
                                  SEVENTH FLOOR
                            1900 AVENUE OF THE STARS
                       LOS ANGELES, CALIFORNIA 90067-4308

TELEPHONE: (310) 203-8080                          SAN FRANCISCO OFFICE
FACSIMILE: (310) 203-0567                              FIFTH FLOOR
                                                 TWO EMBARCADERO CENTER
                                           SAN FRANCISCO, CALIFORNIA 94111-3824
                                                TELEPHONE: (415) 398-8080
                                                FACSIMILE: (415) 398-5584

                                                        REF./FILE NO.
                                                         63373-001


                               September 24, 2003



Group 1 Automotive, Inc.
950 Echo Lane, Suite 100
Houston, Texas  77024


         RE:  GROUP 1 AUTOMOTIVE, INC. AND ITS SUBSIDIARIES
              REGISTRATION STATEMENT ON FORM S-4 RELATED TO EXCHANGE OF $150,000,000 PRINCIPAL AMOUNT OF 8.25% SENIOR SUBORDINATED NOTES DUE AUGUST 15, 2013 OF GROUP I AUTOMOTIVE, INC. FOR NEW REGISTERED NOTES

Ladies and Gentlemen:

         We have acted as special California counsel for Group 1 Automotive, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters described herein in connection with the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "COMMISSION") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT") of (i) the offer and exchange by the Company (the "EXCHANGE OFFER") of $150,000,000 aggregate principal amount of its 8.25% Senior Subordinated Notes due August 15, 2013 (the "INITIAL NOTES"), for a new series of notes bearing substantially identical terms and in like principal amount (the "EXCHANGE NOTES") and (ii) the guarantees (the "GUARANTEES") of certain subsidiaries of the Company listed on
Schedule I attached hereto as guarantors (the "DESIGNATED GUARANTORS") of the Exchange Notes. The Initial Notes and the Exchange Notes are collectively referred to herein as the "NOTES." The Initial Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of August 13, 2003 among the Company, the Designated Guarantors and certain other Guarantors and Wells Fargo Bank, N.A., as Trustee, and the First Supplemental Indenture dated as of August 13, 2003 among the Company, the Designated Guarantors and certain other Guarantors and Wells Fargo Bank, N.A., as Trustee (the Indenture and the First Supplemental Indenture, collectively, the "INDENTURE"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is filed as an exhibit.

         We have not participated in the negotiation or preparation of the Registration Statement, the Indenture or the Guarantees. In our capacity as special California counsel, we have examined only copies of the documents listed on Schedule II hereof (such documents collectively being the "DESIGNATED GUARANTOR DOCUMENTS"); we have not examined copies of any other documents related to the Registration Statement, the Initial Notes or the Exchange

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JEFFER, MANGELS, BUTLER & MARMARO LLP

Group 1 Automotive, Inc.
September 24, 2003
Page 2

Notes. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         In our review and examination of the Designated Guarantor Documents we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies thereof; (iii) except with respect to the Designated Guarantors in connection with the Designated Guarantor Documents, that all signatories have adequate power and authority and have taken all necessary actions to execute, deliver and perform such parties' obligations under such documents and have executed and delivered such documents; and (iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents.

         In rendering the opinions set forth herein, we have relied upon certificates of officers of the Company and/or the Designated Guarantors, certificates of public officials and such other documents, records and information as we have deemed necessary or appropriate.

         In rendering this opinion, we have not made any independent investigation as to accuracy or completeness of any facts or representations, warranties, data or other information, whether written or oral, that may have been made by or on behalf of the parties, except as specifically set forth herein.

         In rendering this opinion, we have assumed that there are no understandings, documents or agreements between or among any of the parties to any of the Designated Guarantor Documents that would expand or otherwise modify the obligations of the parties regarding the transactions contemplated by the Designated Guarantor Documents or would have any effect on the opinions rendered herein.

         Based upon the foregoing, and subject to the qualifications set forth herein, it is our opinion that: (1) each of the Designated Guarantors has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of California, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, (2) the Indenture and the Guarantees have been duly authorized, executed and delivered by each of the Designated Guarantors, and (3) each Designated Guarantor had, as of the date the Indenture and Guarantees were signed, full corporate power and authority to issue the Guarantee to which that Designated Guarantor is a party.

         We are licensed to practice law only in the State of California. The foregoing opinion applies only with respect to the effect of federal law and the laws of the State of California on the subject transaction, and we express no opinion with respect to the laws of any other jurisdiction.

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JEFFER, MANGELS, BUTLER & MARMARO LLP

Group 1 Automotive, Inc.
September 24, 2003
Page 2

         This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         This opinion is delivered to you solely in connection with the Exchange Offer, may be relied on by you and Vinson & Elkins L.L.P., but may not be relied upon by any other person or for any other purpose. This opinion is stated as of the date hereof, and we assume no responsibility to advise you or any other person or entity of changes which may hereafter be brought to our attention.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulation of the Commission issued thereunder.


                                       Respectfully submitted,


                                       /s/ Jeffer, Mangels, Butler & Marmaro LLP
                                       -----------------------------------------
                                       Jeffer, Mangels, Butler & Marmaro LLP

CJD/p

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                                   Schedule I

                        California Subsidiary Guarantors

FMM, Inc.
Millbro, Inc.
Miller Automotive Group, Inc.
Miller Family Company, Inc.
Miller Imports, Inc.
Miller Infiniti, Inc.
Miller Motors Van Nuys, Inc.
Miller Nissan, Inc.

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                                   Schedule II


                         Designated Guarantor Documents


1.       the Indenture;

2.       the Guarantees executed by each Designated Guarantor;

3. that portion of the Registration Statement that describes the business of the Designated Guarantors (which consists of the description of the business of the Company and its subsidiaries in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, incorporated by reference into the Registration Statement);

4. copies of the Articles of Incorporation and Bylaws of each of the Designated Guarantors, together with all amendments thereto, as certified by the authorized officers thereof as the true and correct copies thereof which are currently in full force and effect; and

5. copies of the Good Standing Certificates issued by the California Secretary of State as of September __, 2003, certifying as to the good standing of each of the Designated Guarantors under the laws of the State of California.